SCHEDULE 14 A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                 [X]
Filed by a party other than Registrant  [ ]

Check the appropriate box:

[  ]    Preliminary Proxy Statement
[x]     Definitive Proxy Statement

[  ]    Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[  ]    Definitive Additional materials

[  ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            nSTOR TECHNOLOGIES, INC.

        -----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of filing fee (check the appropriate box):

[x]     No fee required
[       ] Fee  computed on table below per Exchange  Act Rules  14a-6(i)(4)  and
        0-11:

        (1)  Title of each class of securities to which transaction applies:

               ---------------------------------------------

        (2)  Aggregate number of securities to which transaction applies:

               ----------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                --------------------------------------------------

        (4)  Proposed maximum aggregate value of transaction:

               --------------------------------------------------

        (5)  Total fee paid:

               --------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          --------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------

     (3)  Filing Party:

          --------------------------------------------------

     (4)  Date Filed:

          --------------------------------------------------
                            nSTOR TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 5, 2000

                    ----------------------------------------


To the Stockholders of
nStor Technologies, Inc.


        The Board of Directors of nStor Technologies, Inc. invites you to attend the 2000 Annual Meeting of Stockholders of nStor to be held on June 5, 2000, at 10:00 a.m., local time, at La Grande Salle, The Peninsula Hotel, 700 Fifth Avenue at 55th Street, New York, New York for the following purposes:

     1. To elect five persons to nStor's Board of Directors to hold office until nStor's next Annual Meeting of Stockholders or until their
          successors  are  duly  elected  and   qualified;

     2. To ratify the reappointment of BDO Seidman, LLP, certified public accountants, as nStor's independent auditors for the fiscal year ending 2000; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on Wednesday, April 19, 2000 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please promptly mark, sign and date the enclosed proxy and return it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States.

                                         By  Order  of the Board of Directors


                                         Orilla F. Floyd, Secretary

West Palm Beach, Florida
April 26, 2000

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

             General Information About The Annual Meeting and Voting

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because nStor's Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This proxy statement summarizes the information you need to know to vote at the Annual Meeting on June 5, 2000, and at any adjournment of the meeting, for the purposes indicated in the accompanying Notice of 2000 Annual Meeting of Stockholders. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

This proxy statement and the accompanying proxy card will be mailed to stockholders on or about April 26, 2000.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares at the close of business on April 19, 2000. A total of 31,406,728 shares of common stock and 9,436 shares of convertible preferred stock, which are convertible into 6,478,699 shares of common stock, can vote at the Annual Meeting. You get one vote for each share of common stock you own or one vote for each share of common stock into which your convertible preferred stock can be converted.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the five director nominees, FOR the ratification of the reappointment of BDO Seidman, LLP as our independent auditors for 2000, and will use their judgment to vote FOR or AGAINST any other proposals to be considered at the meetings.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card, signing, dating and returning to us a new proxy card, or by attending the Annual Meeting and voting in person. We will honor the proxy card with the latest date.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

If your shares are held in the name of your broker or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

We will hold the Annual Meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the Annual Meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. A majority of the outstanding shares will constitute a quorum at the meeting.

Who will count the votes?

ChaseMellon Shareholder Services, our transfer agent, will tabulate the returned proxy votes by mail and the independent inspector of the election will tabulate the votes at the meeting. The election inspector will treat shares represented by properly signed and returned proxies that reflect abstentions from voting as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

The election inspector will treat shares referred to as "broker non-votes" (i.e. shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not affect the outcome of the director elections or the ratification of the reappointment of BDO Seidman, LLP.

If your shares are held in the name of a nominee, and you do not tell the nominee by May 22, 2000 how to vote your shares (so called "broker non-votes"), the nominee can vote them as it sees fit only on matters that are deemed to be routine, and not on any other proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Who pays for this proxy solicitation?

nStor. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We may request persons holding shares in their names for others to forward soliciting materials to our principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                            nSTOR TECHNOLOGIES, INC.

                          -----------------------------


                                 PROXY STATEMENT

                             ----------------------



This Proxy Statement is furnished in connection with the solicitation by our Board of Directors, of proxies from the holders of our common stock, par value $.05 per share, for use at our 2000 Annual Meeting of our Stockholders to be held at 10:00 a.m., local time, on Monday, June 5, 2000, at La Grande Salle, The Peninsula Hotel, 700 Fifth Avenue at 55th Street, New York, New York or at any adjournment(s) or postponement(s), pursuant to the enclosed Notice of Annual Meeting.

The approximate date that this Proxy Statement and the enclosed proxy are first being sent to stockholders is April 26, 2000. Stockholders should review the information provided in this Proxy Statement in conjunction with our Annual Report on Form 10-K for the year ended December 31, 1999, a copy of which accompanies this Proxy Statement. Our executive offices are located at 10140 Mesa Rim Road, San Diego, California 92121, and our telephone number is (858) 453-9191.

                          INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of our Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to exercise, either in person at the Annual Meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until we receive written notice of the revocation at or prior to the Annual Meeting.

We will bear the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

At the Annual Meeting, our stockholders will consider and vote upon the following matters:

(1) The election of five (5) persons to our Board of Directors to hold office until our next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2) The ratification of the reappointment of BDO Seidman, LLP, certified public accountants, as our independent auditors for 2000; and

 (3) Such other business as may properly come before the Annual Meeting and any adjournments or postponements. We are not aware of any other business.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted FOR the election of the five nominees for director named below and FOR the ratification of the reappointment of BDO Seidman, LLP, as our independent auditors for 2000. In the event a stockholder specifies a different choice by means of the enclosed proxy, his/her shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on April 19, 2000 as the Record Date for determining our stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 31,406,728 shares of common stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting. In addition, as of the Record Date, there were an aggregate of 9,436 shares of our Convertible Preferred Stock (together with the common stock, referred to as Capital Stock) issued and outstanding, which shares are entitled to an aggregate of 6,478,699 votes on each matter submitted to stockholders for approval at the Annual Meeting. All of the shares of Capital Stock vote as a single class.

The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Capital Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The affirmative vote of a plurality of the shares of Capital Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the majority of the outstanding shares of Capital Stock will be required for approval of any other matter that may be submitted to a vote of the stockholders, unless the matter is one for which a greater vote is required by law or by our Certificate of Incorporation or By-laws. Under our Certificate of Incorporation, By-Laws and applicable Delaware law, abstentions and broker non-votes will not have the effect of votes in opposition to the election of a director, but on all other matters, abstentions will be treated as votes against the proposal.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 31, 2000, information with respect to the beneficial ownership of our common stock by (i) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (ii) each of our directors and (iii) all of our directors and executive officers as a group.


                                                                     Percent of
Name and Address of                Amount and Nature of              Outstanding
Beneficial Owner                   Beneficial Ownership (1)            Shares
_________________________         ________________________         _____________

H. Irwin Levy                           7,527,061 (2)                       21.4
100 Century Blvd.
West Palm Beach, FL 33417

Bernard Marden                          4,379,487                           13.3
1290 South Ocean Blvd.
Palm Beach, FL 33480

Maurice Halperin                        3,192,444                           10.2
1460 South Ocean Blvd.
Pompano Beach, FL  33062

Michael L. Wise                           766,412 (3)                        2.4
285 Tanglewood Crossing
Lawrence, NY 11559

Bernard R. Green                          321,348                            1.0
583 North Lake Way
Palm Beach, Fl 33480

Roger H. Felberbaum                         7,500                            (4)
ING Baring
230 Park Avenue
New York, NY  10169

Larry Hemmerich                              -                                -
10140 Mesa Rim Road
San Diego, CA  92121

All executive officers                  8,662,321                           24.5
and directors as a group
(11 persons)
----------
     (1) Unless otherwise indicated, each stockholder listed has the sole power to vote and direct disposition of the shares of common stock shown as beneficially owned by such stockholder. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of the following shares of common stock which such person or group has the right to acquire pursuant to options, warrants or Convertible Preferred Stock that are exercisable or convertible within 60 days of the date hereof: Mr.
     H. Irwin Levy - 3,735,000 shares of which 550,000 shares are held by a corporation controlled by Mr. Levy; Mr. Marden - 1,616,666 shares; Mr. Wise
     - 172,000 shares which are held by a general partnership controlled by Mr. Wise's wife; Mr. Green - 40,000 shares; and all executive officers and directors as a group - 3,972,000 shares. See "Executive Compensation".

     (2) Includes 335,897 shares owned by a corporation controlled by Mr. Levy.

     (3) Includes 227,410 shares owned by a retirement trust controlled by Mr. Wise. Also includes the following shares, as to which Mr. Wise disclaims beneficial ownership: 167,602 shares owned by Mr. Wise's wife, 65,000 shares owned by Mr. Wise's wife as custodian for child and 50,400 shares owned jointly by Mr. Wise's wife and his mother.

     (4) Less than 1%.

                        COMPLIANCE WITH SECTION 16(A) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our outstanding common stock, to file with the Securities and Exchange
Commission (the SEC) initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, our executive officers, directors and greater than ten percent beneficial owners have complied with all applicable Section 16(a) filing requirements except as follows (due to administrative oversights): (i) officer Jack Jaiven did not file an Initial Statement of Beneficial Ownership of Securities on Form 3 on a timely basis with respect to his appointment as Vice President on July 1, 1999;
(ii)director Bernard R. Green did not file a Statement of Changes in Beneficial Ownership on Form 4 on a timely basis on two occasions, to report his sale of 5,000 shares in March 1999 and the December 1999 sale of 5,000 shares held by Mr. Green's mother-in-law, for which Mr. Green disclaimed beneficial ownership;
(iii) director Michael L. Wise did not file a Statement of Changes in Beneficial Ownership on Form 4 on a timely basis to report the October 1999 annual grant to directors of an option to purchase 20,000 shares; (iv) Bernard Marden did not file an Initial Statement of Beneficial Ownership of Securities on Form 3 on a timely basis to report becoming a 10% shareholder of our common stock in February 1999 and did not timely file Statements of Changes in Beneficial Ownership on Form 4 for six purchases of an aggregate of 93,000 shares from August 1999 through October 1999; (v) officer Diane Wong did not file an Initial Statement of Beneficial Ownership of Securities on Form 3 on a timely basis with respect to her appointment as Controller in November 1999; and (vi) former officer W. David Sykes did not file a Statement of Changes in Beneficial Ownership on Form 4 on a timely basis to report the December 1999 conversion of 924 shares of our Series F Convertible Preferred Stock into 308,000 shares of common stock and the sale of those shares in December 1999.

                         ELECTION OF DIRECTORS: NOMINEES

Our Certificate of Incorporation provides that the number of directors constituting our Board of Directors shall be not less than three, the exact number of which shall be fixed from time to time by our Board of Directors. The Board of Directors has fixed at five the number of directors that will constitute the Board for the ensuing year.

Messrs. Roger H. Felberbaum, Bernard R. Green, Larry Hemmerich, H. Irwin Levy, Chairman of the Board, and Michael L. Wise have been nominated for election as our directors. Each of such nominees for election as a director is a current member of the Board of Directors.

The Board of Directors has no reason to believe that any of the nominees will refuse to act or be unable to accept election; however, in the event that one or more of the nominees is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board of Directors.

                                   MANAGEMENT

Our Directors and Executive Officers

Set forth below is the name, age, position with us, the year in which each was first appointed or elected an officer or director, and certain other information with respect to each director and executive officer:

                                                            Director     Officer
Name                  Age           Position                 Since        Since
_____________         ___      _______________________      ________     _______

H. Irwin Levy ......   73      Chairman of the Board         1995 (1)       -

Roger H. Felberbaum .  57      Director                      2000 (2)       -

Larry Hemmerich ...... 62      Director, President and
                                Chief Executive Officer      2000 (3)    2000(3)

Bernard R. Green ..... 81      Director                      1997           -

Michael L. Wise ...... 55      Director                      1989         (4)

Jonathan Ash ......... 43      Vice President, Marketing       -         2000(5)

James A. Habuda ...... 43      Vice President, OEM &
                                Indirect Sales                 -         2000(5)

Jack Jaiven .......... 53      Vice President, Chief
                                Financial Officer
                                and Treasurer                  -         1999(6)

David W. Tweed ........52      Vice President, Solutions
                                Sales                          -         2000(7)

Diane Wong ........... 37      Controller                      -         1999(8)

Thomas G. Wrightson .. 53      Vice President, Manufacturing
                                and Services                   -         2000(5)

----------

(1) Mr. Levy previously served as our Chairman of the Board of Directors from 1987 until July 1991.

(2)  Mr. Felberbaum was appointed to the Board of Directors in February 2000.

(3) Mr. Hemmerich was appointed to the Board of Directors in January 2000, at which time he commenced employment with us and was appointed as our President and Chief Executive Officer. (4) Mr. Wise previously served as our President from March 1989 until December 1990 and from October 1992 until July 1996. He served as Vice President from June 1998 to November 1999. He also served as Chairman of the Board of Directors from July 1991 until June 1998 and Vice Chairman of the Board of Directors from June 1998 until November 1999. (5) Mr. Ash, Mr. Habuda and Mr. Wrightson commenced employment with us in March 2000.

(6) Mr. Jaiven previously served as Vice President and Chief Financial Officer from July 1989 until June 1991 and also from January 1997 until October 1997.

(7)  Mr. Tweed commenced employment with us in April 2000.

(8) Ms. Wong commenced employment with us in June 1999 and was appointed Controller in November 1999.


H. Irwin Levy has been Chairman of the Board and Chief Executive Officer of Hilcoast Development Corp. ("Hilcoast"), a real estate development and management company, and certain affiliated companies, all of which are privately held businesses, since August 1992. Since December 1997, Mr. Levy has served as Chairman of the Board of CV Reit, Inc., a New York Stock Exchange listed Real Estate Investment Trust ("CV Reit") and was Chairman of the Board and Chief Executive Officer of CV Reit from 1985 until July 1992. He is currently of counsel to the West Palm Beach law firm of Levy Kneen Mariani Curtin Kornfeld and del Russo.

Roger H. Felberbaum was appointed to the Board in February 2000. Mr. Felberbaum is currently Managing Director at ING Baring, and has served in this position since September 1997. Previously, Mr. Felberbaum was Senior Managing Director of Furman Selz from October 1983 until September 1997.

Larry Hemmerich was appointed President, Chief Executive Officer and a member of the Board in January 2000. Mr. Hemmerich was the General Manager of the Software and SAN Management operation of Hewlett-Packard's Enterprise Storage Business Unit from May 1999 until January 2000. From June 1998 until May 1999, Mr. Hemmerich was Chief Operating Officer of Transoft Networks and from November 1992 until May 1998, Mr. Hemmerich was Executive Vice President for Data General and General Manager of its CLARIION business unit.

Bernard R. Green was for more than forty years, managing or senior partner of, or consultant to the accounting firm of Friedman, Alpren & Green of New York, New York and West Palm Beach, Florida. Mr. Green previously served as a director of Hilcoast from July 1992 until February 1997 and has been a private investor for more than twenty years.

Michael L. Wise is currently Chairman of the Board of Directors and Chief Executive Officer of Netword, Inc., a publicly held company that provides a utility for navigating the internet. Mr. Wise has been associated with us in various positions since 1986 and was the founder of IMNET Corporation of Delaware ("IMNET"), which became our subsidiary in 1988. Mr. Wise served as President and Chairman of the Board of IMNET from July 1986 to June 1990. Mr. Wise has a PhD in physics.

Jonathan Ash was appointed Vice President, Marketing in March 2000. Mr. Ash held various positions with Unisys Corporation, including executive positions in Europe, from October 1979 until March 2000, and was most recently the Director of Storage Sales for Unisys North American Operations.

James A. Habuda was appointed Vice President, OEM & Indirect Sales in March 2000. From September 1988 until March 2000, Mr. Habuda was Vice President, OEM Sales for Distributed Processing Technology which was recently acquired by Adaptec.

Jack Jaiven, a certified public accountant, was appointed Treasurer, Chief Financial Officer and Vice President on July 1, 1999. Since July 1992, Mr. Jaiven has served as a Vice President of Hilcoast and since May 1999, as a Vice President of Cenvill Recreation, Inc. and various affiliates (real estate management companies). From October 1997 through April 1999, he served as Executive Vice President and Treasurer of Avatar Retirement Communities, Inc., a wholly owned subsidiary of Avatar Holdings, Inc., a NYSE listed real estate development company. Mr. Jaiven previously served as our Vice President and Chief Financial Officer from January 1997 until October 1997 and also from July 1989 until June 1991.

David W. Tweed was appointed Vice President, Solution Sales in April 2000. Mr. Tweed has over 20 years of experience in sales and sales management and was most recently, from January 1999 until January 2000, Director of Western Area Solution Sales for Data General's CLARIION business unit. Previously, Mr. Tweed was Western Regional Sales Manager for Sentryl Software and for Zitel from March 1998 until March 1999 and from January 1997 until January 1998, respectively. Mr. Tweed was Southwest Sales Manager for EMC from January 1994 until November 1996.

Diane Wong, a certified public accountant, was appointed Controller in November 1999. Since June 1997, Ms. Wong has served as Vice President of Finance of Andataco, Inc., which we acquired in June 1999. Previously, Ms. Wong was a Senior Audit Manager with Price Waterhouse from September 1994 until May 1997. From September 1985 until May 1992, Ms. Wong held various positions with Price Waterhouse, including Audit Manager.

Thomas G. Wrightson was appointed Vice President, Operations in March 2000. Previously, Mr. Wrightson held various management positions with Storage Technology Corporation from December 1991 until March 2000, and was most recently Director of Support Services Development and Management. Mr. Wrightson has in excess of 25 years of IT industry experience.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 1999, the Board of Directors held four meetings and on nine occasions took action by unanimous written consent. No director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors held during the period he served on the Board.

The Board of Directors has an Audit Committee. The Audit Committee, which met once during fiscal 1999, consisted of Michael L. Wise, Bernard R. Green and Joseph D. Weingard, an outside consultant to us. The Audit Committee has adopted a written charter and its responsibilities include overseeing the financial reporting process and the effectiveness of our internal, accounting and financial controls, and making recommendations to the Board, including the designation of independent auditors on an annual basis.

                             EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended December 31, 1999, 1998 and 1997, the compensation awarded to, earned by or paid to those persons who were, during fiscal 1999, (i) our Chief Executive Officer and (ii) our executive officer whose compensation is required to be disclosed pursuant to the rules of the SEC (collectively referred to as the Named Officers). No compensation was earned by the Named Officers prior to fiscal 1998.

                           Summary Compensation Table

                                                                        All
  Name and                                                          Other Annual
Principal Position                  Year     Salary       Bonus     Compensation
_____________________               _____   _______       ______     ___________
Lawrence F. Steffann                1999    $253,900         -       $188,750(1)
  Former President and              1998    $103,007(2)
  Chief Executive Officer

W. David Sykes                      1999    $189,583(3)      -            -
  Former Executive Vice
  President of Marketing
  and Sales of nStor
  Corporation, Inc. and President
  of  Andataco, Inc (wholly
  owned subsidiaries)
  ----------
(1) Represents the dollar value of the difference between the price paid for the purchase of 150,000 shares of our common stock underlying Employee Incentive Stock Options and the fair market value at the dates of purchase.

(2) Represents salary received by Mr. Steffann commencing June 1, 1998, the first date we employed Mr. Steffann. Mr. Steffann resigned effective January 26, 2000. See Employment Agreements regarding termination compensation.

(3) Represents salary received by Mr. Sykes commencing June 8, 1999, the first date we employed Mr. Sykes. Mr. Sykes employment was terminated effective March 7, 2000.

Option/Stock Appreciation Rights ("SAR") Grants

The following table sets forth information regarding options to purchase our ccmmon stock that were granted during fiscal 1999 to the Named Officers. No SARs were granted.

                                Individual Grants
                                __________________


                                                                     Potential Realizable Value
              Number of       Percent of                             at Assumed Annual Rates of
              Securities        Total                               Stock Price Appreciation for
              Underlying       Options       Exercise                      Option Term
               Options        Granted to      or Base               ____________________________
               Granted       Employees in      Price    Expiration
               (#) (1)          Fiscal         ($/sh)      Date          5% ($)        10% ($)
              __________     _____________   ________   __________    _________      _________
W. David
  Sykes ....   1,100,000          36%          $2.00         (1)          (1)             (1)

----------

(1) Mr. Sykes' employment was terminated effective March 7, 2000 at which time all of the unexercised options terminated.


Aggregated Fiscal Year-End Option Value Table

The following table sets forth certain information concerning unexercised stock options held by the Named Officers as of December 31, 1999. No SAR's have been granted or are outstanding.

                          OPTION EXERCISES DURING 1999
                           AND YEAR-END OPTION VALUES

                                             Number of             Value of Unexercised
                 Shares                Unexercised Options at     In-the-Money Options at
                Acquired      (1)       December 31, 1999 (#)     December 31, 1999($)(2)
                   on         Value   _________________________   _________________________
  Name          Exercise    Realized  Exercisable Unexercisable   Exercisable Unexercisable
_____________  __________   ________  ___________ _____________   ___________ _____________

Lawrence
 F. Steffann    150,000     $188,750    225,000      375,000 (3)    $222,188        (3)

W. David
 Sykes             -            -          -       1,100,000 (4)        -           (4)

________
(1) The closing price for our common stock, as reported by the American Stock Exchange (AMEX) was $2.75 on December 20, 1999 and $2.3125 on December 24, 1999, the dates on which Mr. Steffann exercised options to purchase 50,000 and 100,000 shares, respectively. Value realized is calculated by multiplying (a) the difference between $2.75 and $2.3125 and the option exercise price of $1.20 by (b) the number of shares of common stock underlying the option.

(2) The closing price for our common stock, as reported by AMEX on December 31, 1999, was $2.1875. Value is calculated by multiplying (a) the difference between $2.1875 and the option exercise price by (b) the number of shares of common stock underlying the option.

(3) Mr. Steffann's rights with respect to these options were terminated in January 2000 in connection with the termination of his employment. See Employment Agreements.

(4) Mr. Sykes' employment was terminated effective March 7, 2000 at which time all of the unexercised options terminated.


Compensation Committee Interlocks and Insider Participation

Since we did not have a Compensation Committee during 1999, the entire Board of Directors participated in deliberations concerning compensation paid to our executive officers. Our former President and Chief Executive Officer, Lawrence
F. Steffann, was also a member of the Board of Directors.

Directors Compensation

Our non-employee directors receive $1,500 for each directors' meeting attended. Members of our Audit Committee receive annual compensation of $3,750. Michael L. Wise waived his Audit Committee compensation in 1999. With the exception of Lawrence F. Steffann, none of our directors were employees in 1999. During fiscal 1999, non-employee directors earned compensation in the form of monthly management/consulting fees, board fees and/or committee fees, and the exercise of stock options (represented by the excess of the market value on the date of exercise over the exercise price) for services rendered to us in their respective capacities as directors or officers as follows: Michael L. Wise - $105,450 (including $87,450 from the purchase of 38,000 shares of our common stock underlying stock options); H. Irwin Levy - $18,000; Bernard R. Green - $53,750 (including $35,000 from the purchase of 20,000 shares our common stock underlying stock options); and Mark F. Levy - $71,688 (including $49,688 from the purchase of 27,500 shares of our common stock underlying stock options). Commencing in February 1999, all directors agreed to defer receipt of all fees earned until certain events occurred. In January 2000, all fees earned were paid to the above named directors. Mr. Wise's compensation is payable to Yadgim Partners, of which Mr. Wise's wife is a general partner.

Pursuant to our 1996 Stock Option Plan, each non-employee director is automatically granted, effective each anniversary of said director's appointment to the Board, an option to purchase 20,000 shares of common stock at the then fair market value of the common stock.

Employment Agreements

We entered into an employment agreement with Larry Hemmerich, effective as of January 17, 2000, pursuant to which Mr. Hemmerich was employed as our President, Chief Executive Officer and a director. The agreement provides for the employment of Mr. Hemmerich through January 16, 2002, at an annual base salary of $325,000. The agreement further provides for a $125,000 cash bonus for the first year of employment, and an undetermined bonus in year two based on the achievement of certain objectives set by the Board of Directors. In addition, the agreement provides for an incentive bonus to be paid based on 10% of the net pre-tax earnings for the fiscal year ending December 31, 2001. Mr. Hemmerich was also granted options to purchase 1,000,000 shares of our common stock at $2.50 per share, with one third vesting on January 17, 2001, one third on July 17, 2001 and the remainder on January 17, 2002. Additional terms of the grant provide for the immediate vesting of 500,000 shares under the option should the market price of our common stock reach $9.50 at any time prior to July 17, 2001, and the immediate vesting of all 1,000,000 shares under the option should the market price of our common stock reach $14.50 at any time prior to January 17, 2002. The employment agreement provides that 50% of Mr. Hemmerich's options will vest immediately in the event we terminate his employment without cause (as defined in the agreement). In the event Mr. Hemmerich resigns his employment or we terminate Mr. Hemmerich for cause (as defined in the agreement), he shall be entitled to receive his base compensation through the date of resignation or termination. In the case of voluntary resignation, all unexercised options would expire 30 days from the date of resignation and in the case of termination for cause, all of the unexercised options would immediately terminate.

We entered into an employment agreement with Lawrence F. Steffann, effective as of June 1, 1998, pursuant to which Mr. Steffann was employed as our President and Chief Executive Officer. The agreement provided for the employment of Mr. Steffann through June 1, 2001, at an annual base salary of $200,000 (which salary was increased to $250,000 annually effective January 1, 1999), subject to annual increases at the discretion of the Board of Directors. Mr. Steffann was also granted options to purchase 750,000 shares of our common stock at $1.20 per share with 125,000 shares vesting every six months. Effective January 26, 2000, we entered into a termination agreement with Mr. Steffann relating to the termination of his employment. Pursuant to the agreement, we issued 43,479 shares of our common stock to Mr. Steffann and paid him $27,175 in cash.

In connection with our acquisition of Andataco, Inc. (Andataco) in June 1999, we entered into an employment agreement with W. David Sykes, pursuant to which Mr. Sykes was employed as President of Andataco and Executive Vice President of Marketing and Sales of nStor Corporation, Inc., our wholly owned subsidiaries. The agreement provided for the employment of Mr. Sykes through June 8, 2002, at an annual base salary of $325,000, and annual bonuses based on a percentage of certain sales, with a minimum annual bonus of $175,000. Mr. Sykes agreed to forego the minimum annual bonus for the year ending June 8, 2000, pursuant to a letter agreement dated December 23, 1999. Mr. Sykes was also granted options to purchase 1,100,000 shares of our common stock at $2.00 per share which were to vest over a three year period. Effective March 7, 2000, we terminated Mr. Sykes' employment at which time all of the unexercised options terminated.

                        REPORT ON EXECUTIVE COMPENSATION

During fiscal 1999, our Board of Directors administered the compensation program for executive officers.

Executive Compensation Policy - Our overall compensation philosophy is as follows:

* Attract and retain quality talent, which is critical to both our short-term and long-term success;

* Foster a performance-oriented environment, where compensation is based upon corporate performance as measured by achievement of short and long-term objectives, taking into account economic conditions and competitive compensation levels;

* Create a mutuality of interest between executive officers and stockholders through compensation structures that share the wards and risks of strategic decision making; and

* Promote a cohesive, team oriented ethic among members of senior management in order to maintain the competitive advantage of efficiently integrating diverse business capabilities.

The Board's approach to base compensation is to offer competitive salaries in comparison to those of other computer equipment manufacturers. Increases in base compensation are based on the competence and performance of our executives and take into account our performance as a company.

The Board also believes that stock ownership enhances management's focus on maximizing stockholder value. Consequently, we have also adopted an incentive stock option plan for our officers and employees. The administrators of that plan allocate options to employees, including executive officers, based on an evaluation of their relative levels of responsibility for, and contribution to, our operating results (in relation to our other optionees) and the number of options then owned by the employee.

Our executive compensation program for fiscal 1999 generally consisted of three components: (i) monthly consultant/management fees for non-salaried officers/directors, (ii) an annual salary for the Named Officers and (iii) a long-term component consisting of grants of stock options to non-salaried director/officers and to salaried officers. See "Directors Compensation" for amounts paid to non-salaried directors and a discussion regarding automatic annual option grants.

The Named Officers were compensated in accordance with their respective employment agreements. See "Employment Agreements".

                                                Respectfully submitted,

                                                Bernard R. Green
                                                H. Irwin Levy
                                                Michael L. Wise


                                PERFORMANCE GRAPH

The following graph compares the five-year cumulative return on our common stock to total returns on the Standard and Poor's Smallcap 600 Index ("S&P Smallcap 600") and a component peer group of Standard and Poor's Technology-500 ("S&P Technology-500"). The graph assumes that the value of the investment in our common stock, the S&P Smallcap 600 and the S&P Technology-500 peer group was $100 on October 31, 1994, and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

                      Base
                      Date        October 31,               December 31,
                    Oct.31,    ________________    _____________________________
Company/Index        1994       1995     1996       1997       1998        1999
_________________   _______    ______   _______   ________   ________   ________
                      $          $        $           $         $           $
nStor Technologies,
  Inc ............... 100     400.92   2,121.11   1,834.87   2,350.47   2,007.35
S&P Smallcap 600..... 100     121.16     145.95     193.72     191.19     214.91
S&P Technology-500 .. 100     151.44     183.23     261.26     451.92     791.46


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans Made to us by Directors

At December 31, 1998, our borrowings included $1,300,000 due to H. Irwin Levy and a company controlled by H. Irwin Levy (collectively, "Mr. Levy"). During 1999, Mr. Levy loaned us an additional $4,775,000 of which we repaid $1,200,000 in cash, satisfied $1,500,000 by issuing 1,500 shares of our Series E Convertible Preferred Stock (convertible into our common stock at a fixed conversion price of $3.00 per share) and satisfied $1,790,000 through issuing 733,462 shares of our common stock, leaving an outstanding balance at December 31, 1999 of $1,585,000. In January 2000, we repaid the outstanding balance to Mr. Levy. Borrowings from Mr. Levy were generally under revolving credit arrangements which bore interest at 10% per annum and were due 30 days from demand, except for $1,000,000 scheduled to mature on September 5, 2001, which was satisfied by issuing common stock. Mr. Levy's Series E Convertible Preferred Stock has a stated value of $1,500.000 and requires quarterly dividends at the following annual rates: 8% from June 8, 1999 through June 7, 2000; 9% from June 8, 2000 through June 7, 2001; and 10% thereafter. During 1999 we paid $149,000 and $307,000 in interest and dividends, respectively, to Mr. Levy.

In connection with the 1,500 shares of Series E Convertible Preferred Stock issued to Mr. Levy in satisfaction of borrowings in June 1999, we issued to Mr. Levy warrants to purchase 50,000 shares of our common stock at a purchase price of $3.30 per share, exercisable on the date of grant, expiring on June 8, 2002.

Effective April 12, 2000, Mr. Levy agreed to commit to a $2,000,000 revolving line of credit facility to us. Borrowings under this facility will bear interest at 10% per annum and mature the earlier of April 12, 2001 or upon the execution of an amendment to our principal credit facility.

At December 31, 1999, our borrowings included $250,000 due to Bernard R. Green which bore interest at 10% per annum and was scheduled to mature in September 2001. In December 1999, we satisfied these borrowings by issuing 84,615 shares of our common stock to Mr. Green. During 1999, we paid $23,973 to Mr. Green in interest expense.

Hilcoast Advisory Services, Inc.

Commencing October 1999, we engaged Hilcoast Advisory Services, Inc. (Advisor) to provide certain financial consulting and administrative services including the services of Jack Jaiven who serves as Advisor's Vice President, and Chief Financial Officer. The monthly amount payable to Advisor is $5,000 plus reimbursement of out-of-pocket expenses. Mr. Levy is the Chairman of the Board, Chief Executive Officer and a majority shareholder of Advisor's parent.

Syko Properties

We currently lease our San Diego corporate office from an entity owned by W. David Sykes. During fiscal 1999, we paid $193,000 to Syko Properties.


We believe that the terms of the foregoing transactions described above are fair and reasonable and as favorable to us as could be obtained from unaffiliated third parties.


                     PROPOSAL TO RATIFY THE REAPPOINTMENT OF

                            OUR INDEPENDENT AUDITORS

The firm of BDO Seidman, LLP, certified public accountants, served as our independent auditors for the fiscal year ended December 31, 1999. BDO Seidman has advised us that the firm does not have any direct or indirect financial interest in us or any of our subsidiaries, nor has such firm had any such interest in connection with us or our subsidiaries during the past year, other than in its capacity as our independent auditors. The Board of Directors has selected BDO Seidman as our independent auditors for the fiscal year ending December 31, 2000. Although the Board is not required to do so, it is submitting its selection of our independent auditors for ratification at the Annual Meeting, in order to ascertain the views of its stockholders. The Board will not be bound by the vote of the stockholders; however, if the selection is not ratified, the Board would reconsider its selection. One or more representatives of BDO Seidman may be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR RATIFICATION OF THE REAPPOINTMENT OF BDO SEIDMAN, AS OUR INDEPENDENT AUDITORS.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 promulgated by the SEC, a stockholder intending to present a proposal to be included in our proxy statement for our 2000 Annual Meeting of Stockholders must deliver a proposal in writing to our principal executive offices no later than December 28, 2000.

If a stockholder does not seek to have a proposal included in the proxy statement, but nevertheless wishes to present a proper proposal at the annual meeting, and the proposal is received by us on or before March 14, 2001, we will provide information in the proxy statement relating to that annual meeting as to the nature of the proposal and how persons named in the proxy solicited by our Board of Directors intend to exercise their discretion to vote on the proposal.


                                    By Order Of The Board of Directors


                                    Orilla F. Floyd, Secretary



West Palm Beach, Florida
April 26, 2000

                                   PROXY CARD

nSTOR TECHNOLOGIES, INC.
10140 Mesa Rim Road
San Diego, CA  92121



                    THIS PROXY IS SOLICITED ON BEHALF OF THE

                          COMPANY'S BOARD OF DIRECTORS

The undersigned holder of common stock of nStor Technologies, Inc., a Delaware corporation (the "Company"), hereby appoints Jack Jaiven and H. Irwin Levy and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of the Company, to be held at 10:00 a.m., local time, on Monday, June 5, 2000, at La Grande Salle, The Peninsula Hotel, 700 Fifth Avenue at 55th Street, New York, New York, and at any adjournment(s) or postponement(s) thereof.

(1)     Election of directors:  Roger H. Felberbaum, Bernard R. Green, Larry
           Hemmerich, H. Irwin Levy and Michael L. Wise.

       [ ] VOTE FOR all nominees listed above, except vote withheld for the following nominees (if any).

           ______________________________________

       [ ] VOTE WITHHELD for all nominees.


           The Board of Directors unanimously recommends a vote FOR the election of all the nominees for election as directors.

(2) To ratify the reappointment of BDO Seidman, LLP, certified public accountants, as the Company's independent auditors for fiscal 2000.

              [ ]  FOR          [ ]   AGAINST       [ ]   ABSTAIN


         The Board of Directors unanimously recommends a vote FOR this proposal.

(3) Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL ALSO BE VOTED FOR THE RATIFICATION OF THE REAPPOINTMENT OF BDO SEIDMAN, LLP.

The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting,
(ii) the Proxy Statement, and (iii) the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                    Dated_________________________, 2000


                    ____________________________________
                               (Signature)

                    ____________________________________
                        (Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.